Exhibit 10.5

COMPANY SUPPORT AGREEMENT

This COMPANY SUPPORT AGREEMENT, dated as of December 14, 2020 (this “Agreement”), by and among Thunder Bridge Acquisition II, Ltd., a Cayman Islands exempted company (“Thunder Bridge II”), Thunder Bridge II Surviving Pubco, Inc., a Delaware corporation (“ParentCo”), Ay Dee Kay LLC, d/b/a indie Semiconductor, a California limited liability company (the “Company”), and each of the members of the Company whose names appear on the signature pages of this Agreement (each, a “Company Member” and, collectively, the “Company Members”).

WHEREAS, Thunder Bridge II, the Company, Thunder Bridge II, ParentCo, TBII Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of ParentCo (“TBII Merger Sub”), ADK Merger Sub, a Delaware limited liability company and wholly-owned subsidiary of ParentCo (“ADK Merger Sub”) and certain other persons propose to enter into, simultaneously herewith, a master transactions agreement (the “MTA”; terms used but not defined in this Agreement shall have the meanings ascribed to them in the MTA), a copy of which has been made available to each Company Member, which provides, among other things, that, upon the terms and subject to the conditions thereof, TBII Merger Sub will be merged with and into Thunder Bridge II (the “TBII Merger”), with Thunder Bridge II surviving the TBII Merger as a wholly owned subsidiary of ParentCo, and ADK Merger Sub will be merged with and into the Company (the “ADK Merger”), with the Company surviving the ADK Merger, as ultimately, an indirect wholly-owned subsidiary of ParentCo;

WHEREAS, as of the date hereof, each Company Member owns of record the number of class of units of the Company representing the Membership Interests in the Company as set forth opposite such Company Member’s name on Exhibit A hereto (all such units and any units of the Company of which ownership of record or the power to vote is hereafter acquired by the Company Members prior to the termination of this Agreement being referred to herein as the “Units”); and

WHEREAS, in order to induce, Thunder Bridge II, ParentCo, TBII Merger Sub Corp, ADK Merger Sub and the Company to enter into the MTA, the Company Members are executing and delivering this Agreement to Thunder Bridge II and ParentCo.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, each of the Company Members (severally and not jointly), Thunder Bridge II and the Company hereby agrees as follows:

1. Agreement to Vote. Each Company Member, by this Agreement, with respect to its Units, severally and not jointly, hereby agrees (and agrees to execute such documents and certificates evidencing such agreement as Thunder Bridge II may reasonably request in connection therewith), if (and only if) the Approval Condition (as defined below) shall have been satisfied, to vote, at any meeting of the members of the Company, and in any action by written consent of the members of the Company, all of such Company Member’s Units (a) in favor of the approval and adoption of the MTA, the transactions contemplated by the MTA and this Agreement, (b) in favor of any other matter reasonably necessary to the consummation of the transactions contemplated by the MTA and considered and voted upon by the members of the Company, (c) in favor of the approval and adoption of the Equity Incentive Plan (as defined in the MTA) and (d) against any action, agreement or transaction (other than the MTA or the transactions contemplated thereby) or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the MTA or that would reasonably be expected to result in the failure of the transactions contemplated by the MTA from being consummated. Each Company Member acknowledges receipt and review of a copy of the MTA. For purposes of this Agreement, “Approval Condition” shall mean that the MTA shall not have been amended or modified to change the Merger Consideration payable under the MTA to the Company Members. For the purpose of clarification, any adjustment to the Merger Consideration pursuant to Section 2.4 of the MTA shall not constitute an amendment or modification to the Merger Consideration for purposes of the immediately preceding sentence.

2. Transfer of Units. Except as may be required by or permitted in the MTA, each Company Member, severally and not jointly, agrees that it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), lien, pledge, dispose of or otherwise encumber any of the Units or otherwise agree to do any of the foregoing (unless the transferee agrees to be bound by this Agreement), (b) deposit any Units into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Units (unless the transferee agrees to be bound by this Agreement), or (d) take any action that would have the effect of preventing or disabling the Company Member from performing its obligations hereunder.

3. Representations and Warranties. Each Company Member severally and not jointly, represents and warrants for and on behalf of itself to Thunder Bridge II as follows:

(a) The execution, delivery and performance by such Company Member of this Agreement and the consummation by such Company Member of the transactions contemplated hereby do not and will not (i) conflict with or violate any Law or other Order applicable to such Company Member, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity, (iii) result in the creation of any Lien on any Units (other than pursuant to this Agreement, the MTA or transfer restrictions under applicable securities laws or the Organizational Documents of the Company or such Company Member) or (iv) conflict with or result in a breach of or constitute a default under any provision of such Company Member’s Organizational Documents.

(b) Such Company Member owns of record and has good, valid and marketable title to the Units set forth opposite the Company Member’s name on Exhibit A free and clear of any Lien (other than pursuant to this Agreement or transfer restrictions under applicable securities Laws or the Organizational Documents of such Company Member) and has the sole power (as currently in effect) to vote and full right, power and authority to sell, transfer and deliver such Units, and such Company Member does not own, directly or indirectly, any other Units.

(c) Such Company Member has the power, authority and capacity to execute, deliver and perform this Agreement and that this Agreement has been duly authorized, executed and delivered by such Company Member.

4. Termination. This Agreement and the obligations of the Company Members under this Agreement shall automatically terminate upon the earliest of (a) the Effective Time; (b) the termination of the MTA in accordance with its terms; and (c) the mutual agreement of Thunder Bridge II and the Company. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any party from liability for any willful breach of this Agreement occurring prior to such termination of this Agreement.

5. Miscellaneous.

(a) Except as otherwise provided herein or in any Transaction Document, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

(b) All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 5(b)):

If to ParentCo or Thunder Bridge II, to it at:

9912 Georgetown Pike, Suite D203

Great Falls, Virginia 22066

Attention: Gary Simanson, CEO

Telephone: (202) 431-0507

Email: gsimanson@thunderbridge.us

with a copy to:

Nelson Mullins Riley & Scarborough LLP

101 Constitution Ave NW, Suite 900

Washington, DC 20001

Attention: Jonathan Talcott; E. Peter Strand

Telephone: (202) 689-2906

Email: Jon.talcott@nelsonmullins.com

Peter.strand@nelsonmullins.com

and

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105

Attention: Douglas Ellenoff, Esq.

Matthew A. Gray, Esq.

Telephone: (212) 370-1300

Email: ellenoff@egsllp.com; mgray@egsllp.com

If to the Company, to:

indie Semiconductor

32 Journey

Aliso Viejo, California 92656

Attention: Tom Schiller, CFO

Telephone: 949-608-0854

Email: Tom@indiesemi.com

with a copy to:

Loeb & Loeb

345 Park Avenue

New York, New York 10154

Attention: Mitchell Nussbaum; Giovanni Caruso

Telephone: (212)407-4159

Email: mnussbaum@loeb.com; gcaruso@loeb.com

If to a Company Member, to the address set forth for such Company Member on the signature page hereof.

(c) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(d) This Agreement, the MTA and the Transaction Documents constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise).

(e) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. No Company Member shall be liable for the breach by any other Company Member of this Agreement.

(f) The parties hereto agree that irreparable damage may occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy at law or in equity. Each of the parties agrees that it shall not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity. Any party seeking an injunction or injunctions to prevent breaches or threatened breaches of, or to enforce compliance with this Agreement when expressly available pursuant to the terms of this Agreement shall not be required to provide any bond or other security in connection with any such Order.

(g) This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York applicable to contracts executed in and to be performed in that State without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction. All actions, suits or proceedings (collectively, “Action”). All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any federal or state court having jurisdiction within the State of New York. The parties hereto hereby (i) submit to the exclusive jurisdiction of federal or state courts within the State of New York for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereunder may not be enforced in or by any of the above-named courts.

(h) This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(i) Without further consideration, each party shall use commercially reasonable efforts to execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(j) This Agreement shall not be effective or binding upon any Company Member until such time as the MTA is executed by each of the parties thereto.

(k) If, and as often as, there are any changes in the Company or the Company Member’s Units by way of equity split, dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Company Member and its Units as so changed.

(l) Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each of the parties hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Paragraph (l).

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

THUNDER BRIDGE ACQUISITION II, LTD.

By:	/s/ Gary A. Simanson
Name:	Gary A. Simanson
Title:	Chief Executive Officer

THUNDER BRIDGE II SURVIVING PUBCO, INC.

By:	/s/ Gary A. Simanson
Name:	Gary A. Simanson
Title:	President

AY DEE KAY, LLC d/b/a INDIE SEMICONDUCTOR

By:	/s/ Donald McClymont
Name:	Donald McClymont
Title:	Chief Executive Officer

[Signature Page to Company Support Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY MEMBERS

By:	/s/ Donald McClymont
Donald McClymont

[Signature Page to Company Support Agreement]

By:	/s/ Ichiro Aoki
Ichiro Aoki

[Signature Page to Company Support Agreement]

By:	/s/ Scott Kee
Scott Kee

[Signature Page to Company Support Agreement]

Anthem ADK Holdings, Inc.

By:	/s/ William Woodward
Name: William Woodward
Title: Chief Executive Officer

[Signature Page to Company Support Agreement]

GoDubs, Inc.

By:	/s/ Steve Fu
Name: Steve Fu
Title: Chief Executive Officer

[Signature Page to Company Support Agreement]

EXHIBIT A

THE COMPANY MEMBERS

Company Member	Units of Ay Dee Kay LLC, d/b/a indie Semiconductor
Donald McClymont	227,875
Ichiro Aoki	227,875
Scott Kee	227,875
Anthem ADK Holdings, Inc.	343,011
GoDubs, Inc.	328,073

A-1